SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Thumzup Media Corporation** did, on 10/27/2020, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/27/2020.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202010271173919
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E10037432020-2
Barbara K. Cegavske	Filing Number 20201003742
Secretary of State	Filed On 10/27/2020 13:42:55 PM
State Of Nevada	Number of Pages 7

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	**Thumzup Media Corporation**
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) **RESIDENT AGENTS OF NEVADA, INC.** Name of Registered Agent OR Title of Office or Position with Entity **711 S. Carson St. Ste. 4** (Street Address) **Carson City** (City) Nevada **89701** (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X **Sara Gonzales on behalf of Resident Agents of Nevada, Inc.** **10/27/2020** Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) **Robert Steele** (Name) **711 S. Carson St. Ste. 4** (Address) **Carson City** (City) **NV** (State) **89701** (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 100000000.0 Par value: $ 0.001 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Robert Steele — Country: United States Address: 711 S. Carson St. Ste. 4 — City: Carson City — State: NV — Zip/Postal Code: 89701 X Robert Steele (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E10037432020-2
Barbara K. Cegavske	Filing Number 20201003742
Secretary of State State Of Nevada	Filed On 10/27/2020 13:42:55 PM
	Number of Pages 7

ARTICLES OF INCORPORATION OF

Thumzup Media Corporation
A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the corporation is: **Thumzup Media Corporation**

ARTICLE II
REGISTERED AGENT - PRINCIPAL OFFICE

Section 2.01 Commercial Registered Agent. The name and address of its Commercial Registered Agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF COMMERCIAL REGISTERED AGENT

IN THE MATTER OF: **Thumzup Media Corporation**

Resident Agents of Nevada, Inc. with address at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701, hereby accepts the appointment as Commercial Registered Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is as set forth above

IN WITNESS WHEREOF, I hereunto set my hand this day of **October 23, 2020,**

By [signature]
Sara Gonzales
Resident Agents of Nevada, Inc.
Commercial Registered Agents

ARTICLE III
GOVERNING BOARD

Section 3.01 Governing Board. The Members of the Board of Directors, should the Corporation choose Close Corporation status, shall be styled directors. The names and addresses of said directors of the **Close Corporation** shall be set forth in Article III. **This entity has not elected Close Corporation status.**

ARTICLE IV
NAMES & ADDRESSES OF THE BOARD OF DIRECTORS/ TRUSTEES, OR STOCKHOLDERS

Section 4.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors.

Section 4.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows:

NAME	**ADDRESS**
Robert Steele	711 S. Carson Street Suite 4, Carson City, NV 89701

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 4.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE V
JURISDICTION AND PERIOD OF DURATION

This corporation shall be created under the jurisdiction of the state of **NEVADA** and shall have **A PERPETUAL** existence.

ARTICLE VI
BENEFIT CORPORATION

This corporation **shall not** be organized as a **Benefit Corporation.** If organized as such, the **Benefit Corporation** shall have the purpose of creating a general or specific public benefit which shall be disclosed herein.

ARTICLE VII
PURPOSE / PROFESSION TO BE PRACTICED

For corporations pursuant to NRS 80 (FOREIGN CORPORATIONS), 89 (PROFESSIONAL ENTITIES), and/or all Benefit Corporations, the purpose shall be stated herein.

ARTICLE VIII
AUTHORIZED SHARES

Section 8.01 Number and Class. The amount of the total authorized capital stock of this corporation is **100,000,000 Shares with $0.001 Par Value,** designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 8.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

Section 8.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE IX
OFFICER MAKING STATEMENT

The name and signature of the officer or officers authorized to make a statement which authorizes the filing for a **Foreign** corporation shall be executed and included herein.

Name of Officer making statement of authorization to file this Foreign corporation is:
This entity will not file as a Foreign Corporation.

ARTICLE X
INCORPORATOR

The name and address of the Incorporator is as follows:

Name:	**Address:**
Sara Gonzales on behalf of Resident Agents of Nevada, Inc.	711 S. Carson St Ste 4, Carson City, NV 89701

ARTICLE XI
AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

AUTHORIZED SIGNATURE FOR INCORPORATION

IN THE MATTER OF: **Thumzup Media Corporation**

Sara Gonzales, on behalf of Resident Agents of Nevada, Inc., with address at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701, having accepted the appointment as Commercial Registered Agent of the above-entitled corporation in accordance with NRS 78.090, hereby signs for submission of the filing of the corporation with the state of Nevada.

IN WITNESS WHEREOF, I hereunto set my hand this day of **October 23, 2020.**

By__________________________
Sara Gonzales
Resident Agents of Nevada, Inc.
Commercial Registered Agents